FOR IMMEDIATE RELEASE

 CORONADO EXPLORATIONS LTD. SIGNS AGREEMENT AND PLAN OF MERGER WITH NATUROL,
                                    INC.

October 24, 2001, Las Vegas, NV - Coronado Explorations Ltd. (OTC:BB-COOX) announced today that it has executed an Agreement and Plan of Merger (the "Merger Agreement") with Naturol Inc., a Nevada corporation ("NATUROL"). NATUROL holds the exclusive U.S. license to proprietary, leading edge, cost effective technology for extraction of Oils and Bioactive compounds from plants.

Pursuant to the Merger Agreement COOX will issue 50,000,000 shares of its 144 restricted common stock in exchange for 100% of NATUROL's outstanding common stock. The merger will be a tax-free reorganization accounted for as a purchase whereby COOX will be the surviving corporation with NATUROL becoming a wholly owned subsidiary of COOX. Concurrent with the closing of the merger, COOX will change its name to Naturol Inc. The merger is subject to regulatory review, stockholder approval and the satisfaction of other customary conditions.

The extraction of Oils and Bioactive compounds from plants is a multi-billion dollar global business with far reaching applications to the flavors, fragrances and pharmaceutical industries. A February 2001 market research report by The Freedonia Group reports that the US demand for Plant-Derived Chemicals was in excess of $2 billion in 2000 with worldwide demand exceeding $8.4 billion. US sales are projected to approach $2.8 billion by 2005. Current technology for producing plant extracts typically employs a flammable and carcinogenic solvent called Hexane. Hexane leaves significant residues in extracted products for human consumption in foods, pharmaceuticals and fragrances and as a consequence is a source of growing concern to health authorities in North America and Europe.

In recognition of the expanding U.S. market place, NATUROL was formed in July of 2001 to operate as the exclusive North American licensee for the purposes of commercializing all plant extraction technologies owned, patented or in development by Naturol Ltd. of Great Britain. Naturol Ltd's extraction technology offers a benign, safe, cost effective, high quality alternative to current extraction technologies employed in the global flavors, fragrances and pharmaceutical industries. It is the intention of NATUROL to become a world leader in the commercialization of technology for the production of low cost, high quality extracts from all types of plant life. NATUROL's business plan projects revenues from a number of sources including in-house manufacture, joint venture and royalties via licensing of the technology for specific applications.

We urge investors and security holders to read COOX's Proxy Statement and any other relevant documents relating to the merger transaction described above, when they become available. When these and other documents relating to the merger are filed with the Commission, investors and security holders may
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obtain  a free copy at the Commission's web site at www.sec.gov. Stockholders and investors are urged to read the Definitive Proxy Statement carefully before making a decision concerning the merger.

Safe Harbor Statement: The statements in this press release regarding the merger, benefits of the merger, tax and accounting treatment of the merger, future opportunities and any other effect, result or aspect of the proposed transaction and any other statements, which are not historical facts, are forward looking statements. Such statements involve risks and uncertainties, including, but not limited to, costs and difficulties related to the integration of acquired businesses, costs, delays, and any other difficulties related to the merger, failure of the parties to satisfy closing conditions, risks and effects of legal and administrative proceedings and governmental regulation, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

COOX plans to file with the Securities and Exchange Commission ("SEC") a Definitive Proxy Statement in connection with the merger and mail the
Definitive Proxy Statement to its stockholders of record. The Definitive Proxy Statement will contain important information about COOX, NATUROL, the merger and related matters that should be considered by stockholders before making any decision regarding the merger and related transactions. Stockholders of CPSJ are urged to read the Definitive Proxy Statement when it is filed and any other relevant documents filed with the SEC. In addition to the Definitive Proxy Statement, COOX files annual, quarterly and special reports and other information with the SEC that are also available free of charge at the SEC's web site.

CONTACT:

Coronado Explorations
Carsten Mide
Tel: 604-408-4561
Fax: 604-408-4562

Naturol Inc.
Isaac Moss
Tel: 702-450-1600
Fax: 702-450-5790